UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2020

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place
Norfolk, Virginia 23510-9241	757-629-2680
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02   Results of Operations and Financial Condition

Norfolk Southern Corporation (“Norfolk Southern”) advises that it expects to have a non-cash impairment charge of approximately $99 million in the third quarter of 2020 related to the value of one of its equity method investments. In addition to reporting our results on the basis of generally accepted accounting principles (GAAP), we will present our financial results on a non-GAAP basis excluding this charge.

Norfolk Southern is providing certain preliminary operating results for the quarter ended September 30, 2020. For the third quarter of 2020, Norfolk Southern expects to report railway operating revenues of approximately $2.5 billion, railway operating expenses of approximately $1.666 billion and an unadjusted operating ratio of 66.5%. Excluding the non-cash impairment charge, for the third quarter, Norfolk Southern’s adjusted railway operating expenses are expected to be approximately $1.567 billion and its adjusted operating ratio is expected to be 62.5%.

Norfolk Southern will provide our full third-quarter financial results during our previously announced earnings conference call and live internet webcast at 8:45 a.m. EDT on Wednesday, Oct. 28, 2020. Quarterly earnings results will be released after 8 a.m. EDT, and a press release will be posted at www.norfolksouthern.com under the Investors section.  A replay of the webcast will be available on the same website following the conference call.

The information contained in this Item 2.02 and Exhibit 99.1 to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

This Form 8-K includes certain non-GAAP financial measures, as defined by SEC Regulation G. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with GAAP. GAAP financial results are adjusted to exclude the effects of a non-cash impairment charge in the third quarter of 2020 related to an equity method investment.

Norfolk Southern believes that these non-GAAP financial measures provide valuable information regarding its earnings and business trends by excluding specific items that it believes are not indicative of the ongoing operating results of its business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. These non-GAAP financial measures are being provided as supplemental information to Norfolk Southern’s GAAP financial measures, and Norfolk Southern believes these measures provide investors with additional meaningful financial information regarding our operational performance. Norfolk Southern also uses these non-GAAP measures as supplemental measures to evaluate its business and performance. Reconciliation of these non-GAAP financial measures is provided in Exhibit 99.1, entitled “Reconciliation of Non-GAAP Financial Measures.”

Forward-looking Statements

This Form 8-K contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. These forward-looking statements include statements about Norfolk Southern’s preliminary expectations of certain overall consolidated unaudited financial results and estimate of a non-cash impairment charge expected to be recorded for the third quarter of 2020 and are based on our current estimates and expectations and good-faith evaluation of information currently available. These forward-looking statements remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to our annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Reconciliation of Non-GAAP Financial Measures
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Clyde H. Allison, Jr.
Name: Clyde H. Allison, Jr.
Title: Vice President and Controller

Date:  October 7, 2020